Exhibit 99.1

Regional Management Corp. Announces Pricing of Secondary Offering

Greenville, South Carolina – December 4, 2013 – Regional Management Corp. (NYSE: RM), a diversified specialty consumer finance company, announced today that: (i) Palladium Equity Partners III, L.P., an existing stockholder of the Company and an affiliate of Palladium Equity Partners; (ii) Parallel 2005 Equity Fund, LP, an existing stockholder of the Company and an affiliate of Parallel Investment Partners; (iii) entities affiliated with Richard A. Godley, a director, existing stockholder and founder of the Company; and (iv) C. Glynn Quattlebaum, President and Chief Operating Officer of the Company and an existing stockholder and founder of the Company, have priced the previously announced underwritten public offering of 2,040,065 shares of the Company’s common stock at $31.00 per share. Regional Management will not receive any proceeds from the offering. The closing of the offering is expected to occur on December 10, 2013, subject to satisfaction of customary closing conditions.

Stephens Inc. and Keefe, Bruyette & Woods, Inc. are serving as joint book-running managers for the offering, and FBR Capital Markets & Co. is serving as the co-manager. The selling stockholders have granted the underwriters an option for 30 days to purchase up to an additional 306,009 shares of common stock.

A shelf registration statement (including a prospectus and preliminary prospectus supplement) relating to the offering of the shares of common stock has previously been filed with the Securities and Exchange Commission and has become effective. Before investing, you should read the prospectus, the preliminary prospectus supplement and other documents filed by the Company with the Securities and Exchange Commission for information about the Company and the offering. Copies of the prospectus and related preliminary prospectus supplement may be obtained by contacting either of the joint book-running managers or the co-manager at:

Stephens Inc. Attention: Syndicate 111 Center Street Little Rock, AR 72201 Toll Free: (800) 643-9691	Keefe, Bruyette & Woods, Inc. Equity Capital Markets 787 Seventh Avenue, 4th Floor New York, NY 10019 Toll Free: (800) 966-1559

FBR Capital Markets & Co. Attention: Syndicate Prospectus Department 1001 Nineteenth Street North, Arlington, VA 22209 Telephone: 703-312-9500 Email: prospectuses@fbr.com

You may also obtain these documents free of charge by visiting the Securities and Exchange Commission’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, which represent Regional Management’s expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following: the continuation or worsening of adverse conditions in the global and domestic credit markets and uncertainties regarding, or the impact of governmental responses to those conditions; changes in interest rates; risks related to acquisitions and new branches; risks inherent in making loans, including repayment risks and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; recently-enacted or proposed legislation; the timing and amount of revenues and expenses that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and charge-offs); changes in Regional Management’s markets; market conditions affecting the secondary offering and general changes in the economy (particularly in the markets served by Regional Management). Such factors are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management Corp. will not and is not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified specialty consumer finance company providing a broad array of loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other traditional lenders. Regional Management began operations in 1987 with four branches in South Carolina and has since expanded its branch network across South Carolina, Texas, North Carolina, Tennessee, Alabama, Oklahoma, New Mexico, and Georgia. Each of its loan products is structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments and is repayable at any time without penalty. Regional Management’s loans are sourced through its multiple channel platform, including in its branches, through direct mail campaigns, independent and franchise automobile dealerships, online credit application networks, furniture and appliance retailers, and its consumer website.

Contacts:

Investor Relations

Garrett Edson, (203) 682-8331

Media Relations

Kim Paone, (646) 277-1216